[NOTIFY]                      72731,1416
[NOTIFY]                      74313,1475

                                      ALL SEASONS GLOBAL FUND, INC.
                                         250 Park Avenue South
                                               Suite 200
                                       Winter Park, Florida 32789

                                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                           December 18, 1995
                                          -------------------

TO THE STOCKHOLDERS
 ALL SEASONS GLOBAL FUND, INC.

         Notice is hereby given that the annual meeting of stockholders of All Seasons Global Fund, Inc. (the "Fund") will be held on Monday,
December 18, 1995, at 10:00 a.m.  local time, at the Langford
Resort Hotel, 300 East New England Avenue, Pavilion D, Winter Park, Florid 32789 for the following purposes:

         1. To elect a Board of six Directors to serve until the next annual meeting and until their successors shall have been elected and qualified.

         2. To ratify the action of the Board of Directors in selecting KPMG Peat Marwick as auditors to examine the books and financial statements of All Seasons Global Fund, Inc., for the period commencing January 1, 1995 and ending December, 31 1995.

         3. To vote on a shareholder proposal that the Board of Directors of the Fund take such steps as the Board deems necessary to ensure that stockholders may dispose of their shares of the Fund at net asset value.

         4. To transact such other business as may properly be brought before the meeting.

Stockholders of record at the close of business on October 27, 1995 will be entitled to vote at the meeting. It is hoped that you will attend the meeting, but if you cannot do so, please fill in and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any stockholder attending can vote in person even though a proxy has already been returned.

                                            By Order of the Board of Directors


                                            DIEGO J. VEITIA
Winter Park, Florida                        Chairman
November 3, 1995

P.S. In order to save your Fund the additional expense of further solicitation, please be kind enough to complete and return your proxy card today.


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                                      ALL SEASONS GLOBAL FUND, INC.
                                          250 Park Avenue South
                                                Suite 200
                                       Winter Park, Florida 32789
                                         -----------------------

                                             PROXY STATEMENT
                                          --------------------

         This proxy statement is furnished in connection with the solicitation of proxies by or on behalf of the Board of Directors (the "Board") of All Seasons Global Fund, Inc. (the "Fund") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Langford Resort Hotel on Monday, December 18, 1995 at 10:00 a.m., local time. The address of the hotel is 300 East New England Avenue, Winter Park, Florida 32789.